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                                                                    EXHIBIT 99.1


[SI FINANCIAL GROUP, INC. LOGO]                                EARNINGS RELEASE
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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2009

WILLIMANTIC, CONNECTICUT--OCTOBER 28, 2009. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $378,000, or $0.03 basic and diluted earnings per common share, for the quarter ended September 30, 2009 versus a net loss of $4.7 million, or $0.41 basic and diluted loss per common share, for the quarter ended September 30, 2008. The Company reported a net loss for the nine months ended September 30, 2009 of $185,000, or $0.02 basic and diluted loss per common share, versus a net loss of $3.8 million, or $0.33 basic and diluted loss per common share, for the nine months ended September 30, 2008.

For the three and nine months ended September 30, 2009, net interest income increased 3.3% to $6.5 million from $6.2 million and increased 8.2% to $19.3 million from $17.9 million, respectively, compared to the same periods in 2008. The increase in net interest income was due to a lower cost of funds and an increase in the average balance of loans, offset by an increase in average deposits and a decrease in the average rate earned on interest-earning assets.

The provision for loan losses increased $467,000 and $2.1 million for the three and nine months ended September 30, 2009, respectively, compared to the same periods in the prior year. The higher provision in 2009 related to an increase in loan charge-offs. The loan portfolio continues to be impacted by adverse economic and real estate market conditions. At September 30, 2009, nonperforming loans totaled $6.7 million, compared to $8.5 million at September 30, 2008. Specific reserves relating to nonperforming loans decreased to $721,000 at September 30, 2009 compared to $1.2 million at September 30, 2008. Net loan charge-offs were $309,000 and $3.3 million for the three and nine months ended September 30, 2009, respectively, compared to $326,000 and $429,000 for the three and nine months ended September 30, 2008, respectively. The increase in loan charge-offs and the decrease in nonperforming loans and specific reserves for the nine months ended September 30, 2009 primarily resulted from the charge-off of two commercial construction loan relationships aggregating $2.3 million that were previously identified as impaired with established specific reserves.

Noninterest income was $2.7 million for the quarter ended September 30, 2009, compared to a loss of $4.6 million for the quarter ended September 30, 2008. Noninterest income was $7.5 million for the first nine months of 2009 compared to $478,000 for the same period of 2008. Lower noninterest income for the three and nine months ended September 30, 2008 was primarily attributable to a $7.1 million other-than-temporary impairment charge on certain investments to fair value. Service fees decreased as a result of a decrease in overdraft charges on certain deposit products. The Company realized net losses on the sale of bonds of $189,000, offset by gains on the sale of stocks of $62,000 during the quarter ended September 30, 2009. For the nine months ended September 30, 2009, the Company realized a gain of $57,000 and $70,000, respectively, resulting primarily from the sale of mortgage-backed securities and corporate debt securities, offset by other-than-temporary impairment charges totaling $150,000 on two pooled trust preferred securities. Impairment charges of $47,000 and $383,000 were recorded during the three and nine months ended September 30, 2009, respectively, to reduce the carrying value of the Bank's investment in two small business investment company limited partnerships. For 2009, the Company reported a net gain on the sale of loans of $587,000 resulting from the sale of $46.2 million of fixed-rate longer-term residential mortgage loans, compared to a net gain on the sale of loans of $108,000 resulting from the sale of $8.6 million of residential mortgage loans for the same period in 2008.

Noninterest expenses increased $445,000 and $2.0 million for the three and nine months ended September 30, 2009, respectively, compared to the same periods in 2008, primarily due to increases in the FDIC assessment, salaries and benefits, and computer and electronic banking services. The increase in the FDIC assessment of $801,000 was attributable to the expiration of credits during 2008, an increase in the assessment rate for 2009 and an FDIC-imposed industry-wide five basis point special assessment totaling $393,000. Higher costs associated with employee benefits, loan origination commissions and related taxes contributed to the increase in salaries and employee benefits. Loan origination commissions increased due to higher residential mortgage volume as a result of lower market interest rates. Computer and electronic banking

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services expense increased due to higher telecommunication costs and transaction activity. Lower depreciation expense reduced occupancy and equipment expense.

Total assets increased $20.3 million, or 2.4%, to $873.4 million at September 30, 2009 from $853.1 million at December 31, 2008. Contributing to the increase in assets were increases of $15.7 million in cash and cash equivalents and $11.5 million in available for sale securities, offset by a decrease in net loans receivable of $7.9 million. Despite increases in residential mortgage loan originations, net loans receivable decreased from the sale of longer-term fixed-rate residential mortgage loans and lower commercial mortgage and business loan originations. Lower commercial loan originations were offset by the purchase of $27.0 million in USDA and SBA loans that are fully guaranteed by the U.S. government. An increase in residential mortgage loan originations of $52.1 million was partially offset by the sale of residential mortgage loans, from current production, totaling $46.2 million during 2009. Overall loan originations increased $18.6 million, or 17.5%, during the first nine months of 2009 compared to the same period in 2008 due primarily to a decrease in market interest rates. Available for sale securities increased primarily as a result of the purchase of mortgage-backed securities, U.S. government and agency obligations and government-sponsored enterprise securities.

Total liabilities were $796.0 million at September 30, 2009 compared to $780.2 million at December 31, 2008. Deposits increased $34.9 million, or 5.6%, which included increases in NOW and money market accounts of $23.8 million, certificates of deposit of $6.4 million and noninterest-bearing deposits of $5.2 million. The increase in deposits was due to branch expansion, marketing and promotional initiatives and competitively priced deposit products. Borrowings decreased $16.5 million from $147.8 million at December 31, 2008 to $131.3 million at September 30, 2009, resulting from net repayments of Federal Home Loan Bank advances.

Total stockholders' equity increased $4.5 million from $72.9 million at December 31, 2008 to $77.4 million at September 30, 2009. The increase in stockholders' equity was attributable to a decrease in net unrealized holding losses on available for sale securities aggregating $4.1 million (net of taxes), offset by net operating losses of $185,000 and stock repurchases of 11,243 shares at a cost of $68,000.

The early adoption of Financial Accounting Standards Board Staff Position FAS 115-2 and FAS 124-2, "RECOGNITION AND PRESENTATION OF OTHER-THAN-TEMPORARY IMPAIRMENTS" during the quarter ended March 31, 2009, required management to separately identify whether other-than-temporary impairment charges totaling $7.1 million that were previously recognized in earnings during the third and fourth quarters of 2008 were related to credit losses or other noncredit factors at the measurement date of impairment. Management determined, based on the present value of expected cash flows in accordance with applicable guidance, that $4.0 million of the $7.1 million in other-than-temporary impairment charges were related to noncredit factors and therefore, recorded a cumulative effect adjustment of $2.7 million (net of taxes) to retained earnings with a corresponding adjustment to accumulated other comprehensive loss. The Company does not intend to sell these impaired securities and it is not more likely than not that the Company will be required to sell these securities before recovery of the amortized cost basis of each of these securities.

"The results for the quarter reflect a continued commitment to maintaining both credit quality and capital. For the quarter, nonperforming assets and other real estate owned declined by $1.2 million to 0.89% of total assets at September 30, 2009. Capital levels remain well above regulatory requirements for well-capitalized institutions with Tier 1 capital at 8.07% and total risk-based capital at 16.44%. We remain diligent in our efforts to steer the Bank in a positive direction through this recession and as the economy begins to improve," commented Rheo A. Brouillard, President and Chief Executive Officer.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-one branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE
SEC. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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
SELECTED FINANCIAL CONDITION DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                   September 30,      December 31,
                                                                          2009              2008
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
ASSETS
Noninterest-bearing cash and due from banks                          $     13,368      $      14,008
Interest-bearing cash and cash equivalents                                 25,495              9,195
Securities                                                                182,600            171,087
Loans held for sale                                                         1,389                  -
Loans receivable, net                                                     609,393            617,263
Bank-owned life insurance                                                   8,661              8,714
Other assets                                                               32,537             32,855
                                                                     -------------------------------

            Total assets                                             $    873,443      $     853,122
                                                                     ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                        $    655,535      $     620,651
     Borrowings                                                           131,348            147,848
     Other liabilities                                                      9,118             11,696
                                                                     -------------------------------
         Total liabilities                                                796,001            780,195
                                                                     -------------------------------

Stockholders' equity                                                       77,442             72,927
                                                                     -------------------------------

         Total liabilities and stockholders' equity                  $    873,443      $     853,122
                                                                     ===============================


SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                  Three Months Ended             Nine Months Ended
                                                       September 30,                 September 30,
                                                       -------------                 -------------
                                                     2009           2008           2009           2008
--------------------------------------------------------------------------------------------------------

Interest and dividend income                     $   11,133     $    11,749     $  33,889     $   34,895
Interest expense                                      4,681          5,505         14,563         17,041
                                                 -------------------------------------------------------
     Net interest income                              6,452          6,244         19,326         17,854
                                                 -------------------------------------------------------
Provision for loan losses                               700            233          2,630            518
                                                 -------------------------------------------------------
     Net interest income after provision for
          loan losses                                 5,752          6,011         16,696         17,336
Noninterest income                                    2,691         (4,610)         7,515            478
Noninterest expenses                                  8,024          7,579         24,624         22,656
                                                 -------------------------------------------------------
     Income (loss) before income taxes                  419         (6,178)          (413)        (4,842)

Provision (benefit) for income taxes                     41         (1,460)          (228)        (1,042)
                                                 -------------------------------------------------------
     Net income (loss)                           $      378     $   (4,718)     $    (185)    $   (3,800)
                                                 =======================================================

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


SELECTED OPERATING DATA - CONTINUED:

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(UNAUDITED)                                            Three Months Ended              Nine Months Ended
                                                          September 30,                    September 30,
                                                       2009            2008            2009           2008
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
Earnings (loss) per share:
     Basic                                   $         0.03    $       (0.41)    $    (0.02)   $     (0.33)
     Diluted                                 $         0.03    $       (0.41)    $    (0.02)   $     (0.33)

Weighted-average shares outstanding:
     Basic (1)                                   11,450,188        11,432,136     11,447,940     11,489,356
     Diluted (1)                                 11,450,188        11,432,136     11,447,940     11,489,356

   (1) Weighted-average shares outstanding for 2008 have been adjusted retrospectively for restricted shares that were determined
       "participating" in accordance with Financial Accounting Standards Board
       Staff Position EITF 03-6-1, "DETERMINING WHETHER INSTRUMENTS GRANTED IN
       SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES."

 SELECTED FINANCIAL RATIOS:

-------------------------------------------------------------------------------------------------------------------
                                                                  At or For the              At or For the
(DOLLARS IN THOUSANDS / UNAUDITED)                             Three Months Ended          Nine Months Ended
                                                                  September 30,              September 30,
                                                                  -------------              -------------
                                                               2009         2008          2009          2008
-------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return (loss) average assets                                     0.17  %    (2.19)  %      (0.03)  %    (0.60)  %
Return (loss) on average equity                                  1.97      (24.48)         (0.33)       (6.42)
Interest rate spread                                             2.81         2.69           2.85         2.58
Net interest margin                                              3.11         3.06           3.16         2.99
Efficiency ratio (2)                                            86.56        87.22          91.66        89.77

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                 $ 5,429      $ 5,334
Allowance for loan losses as a percent of total loans                                        0.88  %      0.86  %
Allowance for loan losses as a percent of
     nonperforming loans                                                                    80.80        62.68
Nonperforming loans                                                                       $ 6,719      $ 8,510
Nonperforming loans as a percent of total loans                                              1.09  %      1.38  %
Nonperforming assets (3)                                                                  $ 7,817      $ 8,510
Nonperforming assets as a percent of total assets                                            0.89  %      1.00  %

(1)  Ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and noninterest income, less any realized gains or losses on the sale of securities and other-than-temporary impairments on securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509